EXHIBIT 10.21

ADVANCED LUMITECH, INC., d/b/a BRIGHTEC

STOCK PURCHASE WARRANT

          The Warrant represented by this certificate has not been registered under the Securities Act of 1933, and such Warrant may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Securities Act of 1933, as at the time amended, or in conformity with the limitations of Rule 144 or similar rule as then in effect under such Act, or unless some other exemption from the registration requirements of such Act is available with respect thereto.

Warrant No. 06.009	Number of Shares 1,500,000

ADVANCED LUMITECH, INC., d/b/a BRIGHTEC

COMMON STOCK, $.001 PAR VALUE

VOID AFTER MAY 31, 2009

          This Warrant is issued to Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust, a Massachusetts nominee trust established under Declaration of Trust dated June 8, 2006, with a place of business located at 38 Glen Avenue, Newton Centre, Massachusetts 02459 - USA by ADVANCED LUMITECH, INC., d/b/a BRIGHTEC a Nevada corporation (hereinafter with its successors called the “Company”).

          For value received and subject to the terms and conditions hereinafter set out, the holder of this Warrant, commencing June 1, 2006, is entitled upon surrender of this Warrant, with the subscription form annexed hereto duly executed, at the office of the Company, 8c Pleasant Street, first floor, South Natick, Massachusetts 01760, or such other office as the Company shall notify to the registered holder hereof in writing, to purchase from the Company at an initial purchase price of 12.00 cents ($0.12) per share, 1,500,000 (one million five hundred thousand) fully paid and nonassessable shares of Common Stock, $.001 par value (the “Common Stock”), of the Company. This Warrant may be exercised in part, and the registered holder shall be entitled to receive a new warrant covering the number of shares in respect of which this Warrant shall not have been exercised. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised or terminates, the purchase price payable and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

          I.          This Warrant shall expire at the close of business on May 31, 2009, and shall be void thereafter.

          II.         The Company covenants that it will at all times reserve and keep available a number of its authorized shares of its Common Stock, free from all pre-emptive rights therein, which will be sufficient to permit the exercise of this Warrant. The Company further covenants that such Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          III.        If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the purchase price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

          IV.        In case of any reclassification, capital reorganization, or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company), or in case of any sale or conveyance to another corporation or other business organization of the property of the Company, as an entirety or substantially as an entirety, at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of share of Common Stock of the Company which might have been purchased by the holder of this Warrant immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant to the end that the provisions hereof (including without limitation, provisions for the adjustment of the purchase price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property thereafter deliverable upon exercise hereof.

          V.         In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of the warrant granted hereunder. If, upon exercise of this Warrant as an entirety, the registered holder would, except as provided in this Section 5, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

          VI.        If at any time prior to the expiration or exercise of this Warrant, the Company shall pay any dividend or make any distribution upon its Common Stock or shall make any subdivision or combination of, or other change in its Common Stock, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to the holder of this Warrant at least ten full business days prior to the date as of which holders of Common Stock who shall participate in such dividend, distribution, subdivision, combination or other change are to be determined. Such notice shall also specify the time as of which holders of Common Stock who shall participate in such dividend or distribution are to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution, except that if the holder of this Warrant is not given notice of such event, then the holder of this Warrant shall have the right, if it so elects by written notice sent within thirty (30) following the record date of such event, to exercise all or portion of the this Warrant effective retroactively one day prior to the record date of such event.

          VII.       A.  The Company will maintain a register containing the names and addresses of the holders of the Warrants. The “registered holder” of any Warrant shall be the person in whose name such Warrant is registered in said warrant register. Any registered holder of this Warrant may change his address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the registered holder may be given by registered mail, or delivered to such registered holder at its address as shown on the warrant register.

                       B.          This Warrant, and the rights evidenced hereby, are subject to restriction on transfer set forth in Federal and State securities laws and may not be offered for sale, sold, transferred or otherwise disposed of unless registered under The Securities Act of 1933, as amended, and applicable state securities laws, or unless an exemption therefrom is available. Permissible transfers of this Warrant, and the rights evidenced hereby, may be made by any registered holder hereof with respect to any or all of the shares purchasable hereunder. Upon presentation of this Warrant to the Company for transfer as an entirety by the registered holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon presentation of this Warrant to the Company by the registered holder for such transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the registered holder hereof, and shall issue to such registered holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                       C.          In the event any stockholders of the Company are granted registration rights in the future to register shares of the Company’s capital stock under the Securities Act of 1933, as amended, the holder of this Warrant or the shares issued on exercise hereof shall be entitled to substantially similar registration rights with respect to the shares, and all shares of Common Stock issued or issuable upon the exercise of this Warrant will be deemed “Registrable Securities,” with the understanding that if, at any time, the Company files a Registration Statement on Form S-1, the shares issued or issuable pursuant to this Warrant will be entitled to “piggyback” registration rights on registration of the Company’s securities on a pan passu basis with all other shares to be registered, subject to the execution by the Holder of such documents as the Company or any underwriter may reasonably request. The underwriters, in view of market conditions, may reduce in whole or in part the number of shares proposed to be registered by the holders of this Warrant. This Warrant is issued with the express disclosure that as of the date of its issuance, there are insufficient authorized shares of the common stock of the Company to allow for exercise of this Warrant as provided herein. The Company agrees that it shall prior to May 31, 2007, have obtained all necessary authorization to increase the amount of its authorized shares in an amount sufficient to allow for such exercise.

                       D.          In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity satisfactory to the Company.

          VIII.      Subject to compliance with applicable Federal and State securities law and certain restrictions on transfer referred to in Section 7B, this Warrant and all rights hereunder are transferable in whole or in part, at the office or agency of the Company at which this Warrant is exercisable by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

          IX.         Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise hereof are for the own account of the holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof). Further, the holder shall comply with such provisions of applicable State securities laws as counsel to the Company shall advise.

          X.          The provisions and terms of this Warrant shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

ADVANCED LUMITECH, INC., d/b/a BRIGHTEC

	By:	/s/ Patrick Planche

Patrick Planche, President

(Corporate Seal)
Attest:

FORM OF SUBSCRIPTION

To:          Advanced Lumitech, Inc., d/b/a Brightec                                                  Date:

          The undersigned hereby subscribes for                                shares of Common Stock of ADVANCED LUMITECH, INC., d/b/a BRIGHTEC covered by this Warrant #06.009. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Name

Name for Registration
38 Glen Avenue
Newton Center, Massachusetts 02459
USA
Mailing Address

FORM OF ASSIGNMENT

          For value received ________________________hereby sell, assign and transfer unto

Please print or typewrite name and address of Assignee

the within Warrant #06.009, ____________________________ common shares and do hereby irrevocably constitute and appoint _________________________________Attorney to transfer the within Warrant on the books of the within named Corporation with full power of substitution on the premises.

Dated: __/__/__

By:

Patrick Planche
President Advanced Lumitech, Inc., d/b/a Brightec

In the presence of: